UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

NEXT FUEL, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-148493
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

210 Walford Way Cary, North Carolina	27519
(Address of Principal Executive Offices)	(Zip Code)

(919) 414-1458
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreement

See disclosures made in Item 5.01 of this Report.

Item 1.02  Termination of Material Definitive Agreement

See disclosures made in Item 5.01 of this Report.

Item 5.01   Changes in Control of Registrant.

John Cline, President, Chief Executive Officer and member of the Board of Directors of the Registrant, has entered into a Stock Resale and Option Agreement dated as of February 22, 2011 (the "Cline Transfer Agreement") pursuant to which John Cline has agreed to transfer to David S. Callan ("Callan") and R. Scott Williams ("Williams") and Hawk Opportunity Fund, L. P., a Delaware limited partnership (Callan, Williams and Hawk are referred to collectively as the "Buyers") all 2,500,000 shares of Common Stock of the Registrant he owns.  There are currently 4,587,500 shares of Common Stock of the Registrant outstanding.

The terms of the transfer to the Buyers by Mr. Cline include (i) the immediate sale to Williams of Six Hundred Twenty-Five  Thousand (625,000) shares for One ($0.01) Cent per share for a total of Twelve Thousand Five Hundred ($6,250) Dollars, which has been paid; (i) the immediate sale to Callan of Six Hundred Twenty-Five  Thousand (625,000) shares for One ($0.01) Cent per share for a total of Twelve Thousand Five Hundred ($6,250) Dollars, which has been paid;and (iii) grant to Hawk of a two-year option (the "Option") to purchase an additional One Million Two Hundred Fifty Thousand (1,250,000) shares of Common Stock from Mr. Cline.  The exercise price of the Option is (i) Twenty ($0.20) Cents per share, if the Option is exercised before March 1, 2012 and (ii) Thirty ($0.30) Cents per share, if the Option is exercised on or after March 1, 2012 and before March 1, 2013.  The Option terminates on the last day of February 2013.

Williams and Callan are the sole general partners of Hawk and share control over Hawk’s decisions, including whether to Exercuse the Option, resell shares ad vote shares Hawk owns

The Registrant is a party to the Cline Transfer Agreement only for the purpose of confirming that the Buyers understand the shares they acquire can be transferred only in compliance with an exemption from registration or a registration statement.  The Registrant has not agreed to register re-sales of shares by the Buyers.  The Registrant will not receive any payments from the Buyers or Mr. Cline in connection with the transactions contemplated by the Cline Transfer Agreement.

The Buyers have identified to the Registrant certain intellectual property and technologies (the "Target Intellectual Property") for potential acquisition by the Registrant.  The Registrant is discussing terms with the owners of the Target Intellectual Property and is conducting due diligence.  There is no assurance acquisition of the Target Intellectual Property will be consummated or the terms of the acquisition if it occurs.

Mr. Cline has indicated he intends to resign as President and Chief Executive Officer of the Registrant, if the Registrant acquires the Target Intellectual Property, but does not intend to resign from the Registrant's Board of Directors, unless the seller of the Target Intellectual Property requires his resignation as a condition to the transfer of the Target Intellectual Property.

On February 22, 2011 Hawk purchased for Five Thousand ($5,000) Dollars indebtedness the Registrant owes to Next Fuel, Inc., a Delaware corporation ("Next Fuel Delaware"), in the amount of Two Hundred Eighty Five Thousand Seven Hundred Fifty ($285,750) Dollars (the "Advance") which was advanced to the Registrant by Next Fuel Delaware in anticipation that Next Fuel Delaware would acquire control of the Registrant.  On February 22, 2011, the Registrant, Hawk and Next Fuel Delaware entered into an agreement whereby the Registrant and Next Fuel Delaware terminated their prior agreements and released one another from liabilities other than the Advance purchased by Hawk.

The $285,750 Advance purchased by Hawk does not bear interest and is payable upon demand by the holder of the Advance.

In addition, Hawk has loaned the Registrant Fifty Thousand ($50,000) Dollars to facilitate the Registrant negotiating the Target Intellectual Property.  Such amount is payable on demand, if the Registrant does not acquire the Target Intellectual Property on or before March 11, 2011.  If the Registrant acquires the Target Intellectual Property, the $50,000 loan will be converted into shares of Common Stock of Registrant at a rate of Ten ($0.10) Cents per share for a total of 500,000 shares of Common Stock.

The Registrant believes each of Callan, Williams and Hawk are using their own financial resources for the stock purchases and loans described herein.

All the transfers of shares of Common Stock by the Registrant, Mr. Cline and the Registrant would result in the following ownership by the Buyers:.

Shareholder	Common Stock	Option to Purchase Common Stock (2)	Total	Percent(3)
David S. Callan	625,000	-	625,000	12.285%
R. Scott Williams	625,000	-	625,000	12.285%
Hawk Opportunity Fund, L.P.(1)	500,000	1,250,000	1,750,000	34.400%

	1,750,000	1,250,000	3,000,000	59.0%

(1)  As the sole general partners of Hawk Opportunity Fund, L.P., Callan and Williams share the power to exercise the Option , to vote and sell all shares owned by Hawk.  Consequently, Callan and Williams will be deemed to beneficially own all shares owned by Hawk.

(2)  Because Hawk has the right to exercise the Option and acquire the Option Shares at any time, Hawk is  deemed to beneficially own the Option Shares.

(3)   Represents the percentage of the 5,087,500 outstanding shares of Common Stock of the Registrant that would be outstanding, if the Target Intellectual Property is acquired and the $50,000 loan from Hawk is converted to 500,000 shares of Common Stock, but without taking into account shares of Common Stock or other securities the Registrant may issue to acquire the Target Intellectual Property. Because the Registrant lacks liquid assets, it is expected that all the consideration to be paid by the Registrant to acquire the Target Intellectual Property would consist of shares of Common Stock or other securities of the Registrant, if the acquisition occurs.

In addition, the Registrant will continue to owe Hawk $285,750.  If the Registrant fails to acquire the Target Intellectual Property, the Registrant will owe Hawk $335,750, all of which is payable upon demand and which Hawk could demand at any time.

The Stock Resale and Option Agreement between and among John Cline, the Registrant, David S. Callan, R. Scott Williams and Hawk Opportunity Fun, L. P. dated as of February 22, 2011 is attached as Exhibit 99.1 hereto.

The Assignment of Rights dated as of February 22, 2011 between and among the Registrant, Hawk Opportunity Fund L.P. and Next Fuel, Inc., a Delaware corporation, is attached as Exhibit 99.2 hereto.

The Advance Agreement dated as of February 22, 2011 between the Registrant and Hawk Opportunity Fund, L.P. is attached as Exhibit 99.3 hereto.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

Exhibit No.	Exhibit Description

99.1	The Stock Resale and Option Agreement between and among John Cline, the Registrant, David S. Callan, R. Scott Williams and Hawk Opportunity Fund, L. P. dated as of February 22, 2011

99.2	The Assignment of Rights dated as of February 22, 2011 between and among the Registrant, Hawk Opportunity Fund L.P. and Next Fuel, Inc., a Delaware corporation

99.3	The Advance Agreement dated as of February 22, 2011 between the Registrant and Hawk Opportunity Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

NEXT FUEL, INC.

DATED: February 23, 2011	By:	/s/ John Cline
John Cline
President

EXHIBIT INDEX

99.1	The Stock Resale and Option Agreement between and among John Cline, the Registrant, David S. Callan, R. Scott Williams and Hawk Opportunity Fund, L. P. dated as of February 22, 2011

99.2	The Assignment of Rights dated as of February 22, 2011 between and among the Registrant, Hawk Opportunity Fund L.P. and Next Fuel, Inc., a Delaware corporation

99.3	The Advance Agreement dated as of February 22, 2011 between the Registrant and Hawk Opportunity Fund, L.P.